Exhibit 99.1

PLX Technology, Inc. Reports Fourth Quarter, Fiscal Year 2012 Financial Results

SUNNYVALE, CA--(Marketwire - January 28, 2013) - PLX Technology, Inc. (NASDAQ: PLXT)

PLX Technology, Inc. (NASDAQ: PLXT), the global leader in PCI Express® (PCIe®) silicon and software connectivity solutions enabling emerging data center architectures, today announced fourth quarter revenues of $23.4 million and a GAAP loss from continuing operations of $0.2 million, or $0.00 per share (diluted). For 2012, PLX reported revenue from continuing operations of $100.2 million and a GAAP loss from continuing operations of $5.2 million or $0.12 per share (diluted), which reflects $6.9 million of non-recurring costs associated with the terminated IDT transaction and divested businesses.

•	Terminated IDT Merger Transaction, Divested 10GBase-T Ethernet Business
•	Record Annual PCI Express Revenues, Now Nearly 70 Percent of PLX Sales
•	18 PCIe Gen3 Switches Including World's Largest Gen3 PCIe Switch at 96 Lanes
•	Market Share of PCI Express Switches Now More Than 70 Percent
•	David K. Raun Named President, CEO and Director

"Our continuing steps to focus efforts on our successful PCI Express product line have allowed us to dramatically reduce expenses and achieve bottom line results that are just short of GAAP breakeven," said David Raun, PLX® president and CEO. "As we look out to 2013, we see healthy growth potential, driven by the rapid adoption of our Gen3 technology, solid PCI Express market share gains and a record number of PCI Express design wins using products from our portfolio. We believe that our continued growth and tight expense control position us well for GAAP profitability this year. Further, our employees are energized by the termination of the acquisition process and the uncertainty that it caused, and are firmly committed to our PCI Express product roadmap and the opportunity to proceed as a focused, growing and profitable company."

Non-GAAP Financial Comparison
(in millions, except per share amounts)
	Quarterly Results			Year to Date
	Q4 2012	Q3 2012	Q4 2011	2012	2011	2010
Net revenues	$23.4	$26.9	$24.9	$100.2	$111.2	$115.5
Operating expense	$11.5	$14.6	$12.8	$53.7	$54.6	$56.1
Operating income from continuing operations	$2.2	$1.5	$2.6	$5.2	$10.0	$11.8
Income from continuing operations, net of tax	$2.4	$0.5	$1.6	$4.8	$7.1	$9.6
Income per share (diluted) from continuing operations	$0.06	$0.01	$0.04	$0.10	$0.16	$0.25

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes share-based compensation, acquisition, restructuring and impairment charges, amortization of acquired intangibles and discontinued operations. See "Use of Non-GAAP Financial Information" below.

GAAP Financial Comparison
(in millions, except per share amounts)
	Quarterly Results			Year to Date
	Q4 2012	Q3 2012	Q4 2011	2012	2011	2010
Net revenues	$23.4	$26.9	$24.9	$100.2	$111.2	$115.5
Operating expense	$14.1	$18.4	$13.2	$63.6	$58.5	$61.0
Operating income (loss) from continuing operations	$(0.4)	$(2.3)	$2.2	$(4.8)	$6.0	$6.8
Income (loss) from continuing operations, net of tax	$(0.2)	$(3.3)	$1.2	$(5.2)	$3.1	$4.6
Income (loss) per share (diluted) from continuing operations	$-	$(0.07)	$0.03	$(0.12)	$0.07	$0.12

"Although PCI Express demand was up at most of our market leading enterprise storage customers, we saw softer demand for some of the other markets we serve including high-end consumer motherboards and graphics products," said Raun. "Our guidance for Q1 takes into consideration continued softness in some of these areas but growth in our larger enterprise storage and communications markets."

Products: 2012 Year in Review

"The company now offers an industry-leading 18 PCI Express Gen3 switches, 11 of which are in production, with the remaining readily sampling to key customers," said Raun. "Many more PCI Express products are in development with planned releases later this year. The developing products offer new features to support emerging designs including SSD storage applications as well as the enablement of the ExpressFabric® where PCI Express will be used outside the box and expand the total available market for PLX significantly in the coming years."

In July, PLX announced a new trio of ultra-high-lane-count PCIe Gen3 switches developed for cutting-edge markets like storage systems, high-end graphics, and communications platforms. The high-performance ExpressLane™ PCIe Gen3 switches include the PEX8796 (96 lanes, 24 ports), PEX8780 (80 lanes, 20 ports) and PEX8764 (64 lanes, 16 ports). To illustrate the potential of PCIe, designers choosing the PEX8796 switch -- touting bandwidth of 8 Gigatransfers per second, per lane, in full duplex mode -- are rewarded with amazing throughput of 1,536 gigabits per second (192 gigabytes/s), delivering performance that challenges all other interconnect technologies.

During 2012, PLX delivered several key industry event presentations on its ExpressFabric initiative. ExpressFabric is a PLX-engineered solution for extending the PCIe standard from its current dominant presence inside servers, switches and storage appliances to a central position as a fabric. An ExpressFabric based on PCIe Gen3 and, eventually, Gen4 is complementary to InfiniBand and Ethernet in next-generation cloud-driven data centers. PCIe does not replace the existing network itself, but instead extends the benefits of PCIe outside the box by moving network interface cards to the top of the rack -- or edge of the cluster -- thereby reducing cost and power while maintaining features offered by other legacy network fabrics. When fully developed, ExpressFabric will be the lowest-power, lowest-cost solution, and will negate the cumbersome need to translate multiple interconnects, thus resulting in lower latency and higher performance.

PLX presented on and demonstrated ExpressFabric technology to broad audiences at important annual events such as the Linley Tech Data Center Conference, multiple PCI-SIG Developers Conferences, the Intel Developers Forum, the SC12 Supercomputing Conference, and the Server Design Summit.

Merger and Acquisition Update

IDT acquisition transaction terminated.

In April 2012, Integrated Device Technology (IDT) and PLX entered into a definitive agreement pursuant to which IDT was to acquire PLX in order to broaden IDT's solutions for data center interconnects in cloud computing. In December, after nearly eight months of review, the Federal Trade Commission (FTC) issued an administrative complaint seeking to block the proposed merger between PLX and IDT, and was authorized to pursue a preliminary injunction in federal district court or other relief necessary to stop the deal pending a full administrative trial. In December, IDT and PLX mutually agreed to terminate their merger agreement due to the FTC decision, scaling legal costs, and the absence of a clear path for the parties to complete the proposed transaction.

While reducing overall expenses associated with the divested networking and satellite products, PLX's core research and development center in its Sunnyvale headquarters have remained focused on the expanding opportunities in the fast-growing data center and cloud services markets with its industry-leading PCIe portfolio.

Business Outlook

The following statements are based on current expectations. The company does not intend to update, confirm or change this guidance until its first quarter 2013 earnings release, although it may provide additional details regarding its guidance during today's scheduled conference call.

•	Net revenues for the first quarter ending March 31, 2013, are expected to be between $25 million and $27 million
•	Gross margins are expected to be approximately 58 percent
•
Operating expenses are expected to be approximately $13.9 million. Included in operating expenses are share-based compensation and acquisition and restructuring related charges of approximately $0.9 million. For the year, operating expenses net of share-based compensation and acquisition and restructuring related charges are expected to be about $52 million.

Conference Call

PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PT) to discuss its fourth quarter and fiscal year 2012 financial results, as well as its first quarter 2013 outlook. A live webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at (800) 901-5231, using access code 70223785. International callers may dial +1 (617) 786-2961. A recorded replay of this webcast will be available on the PLX Website beginning 4:00 p.m. (PT) on January 28, 2013, through 11:59 p.m. (PT) on February 4, 2013. To listen to the replay via telephone, call (888) 286-8010 and use access code 69730946. International callers may dial +1 (617) 801-6888.

About PLX

PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets. The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance. Visit PLX on plxtech.com, LinkedIn, Facebook, Twitter and YouTube.

Use of Non-GAAP Financial Information

To supplement PLX's financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses. These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges, amortization of acquired intangibles and discontinued operations. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by PLX may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the company's estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption "Business Outlook," and statements regarding PLX's growth potential and GAAP profitability this year, our expectations for data center, cloud services and storage solution markets and the growth in solid-state storage solutions that use PLX PCI Express Gen3 products. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company's products, adverse economic conditions in general or those specifically affecting the company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company's customers and unexpected expenses. Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011, and PLX's quarterly reports on Forms 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

PLX, the PLX logo, ExpressLane, and ExpressFabric are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

		Three Months Ended
	December 31	September 30	December 31
	2012	2012	2011

Net revenues	$23,413	$26,866	$24,896
Cost of revenues	9,729	10,808	9,562
Gross margin	13,684	16,058	15,334
Operating expenses:
Research and development	6,170	8,823	5,289
Selling, general and administrative	6,163	6,654	7,634
Acquisition and restructuring related costs	1,719	2,830	(1,397)
Amortization of purchased intangible assets	22	64	1,657
Total operating expenses	14,074	18,371	13,183
Income (loss) from operations	(390)	(2,313)	2,151
Interest income (expense) and other, net	(30)	(60)	61
Income (loss) from continuing operations before provision for income taxes	(420)	(2,373)	2,212
Provision (benefit) for income taxes	(230)	931	984
Income (loss) from continuing operations, net of tax	(190)	(3,304)	1,228
Loss from discontinued operations (including gain on disposal of $1,353 and $2,097), net of tax	(423)	(3,013)	(6,681)
Net loss	$(613)	$(6,317)	$(5,453)

Basic net income (loss) per share:
Income (loss) from continuing operations	$-	$(0.07)	$0.03
Loss from discontinued operations	$(0.01)	$(0.07)	$(0.15)
Net loss	$(0.01)	$(0.14)	$(0.12)

Diluted net loss per share:
Income (loss) from continuing operations	$-	$(0.07)	$0.03
Loss from discontinued operations	$(0.01)	$(0.07)	$(0.15)
Net loss	$(0.01)	$(0.14)	$(0.12)

Shares used to compute per share amounts:
Basic	45,053	44,946	44,660
Diluted	45,053	44,946	44,990

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 31,
	2012	2011	2010

Net revenues	$100,248	$111,152	$115,540
Cost of revenues	41,462	46,600	47,753
Gross margin	58,786	64,552	67,787
Operating expenses:
Research and development	27,532	28,218	30,799
Selling, general and administrative	28,927	28,037	26,720
Acquisition and restructuring related costs	6,898	(507)	855
Amortization of purchased intangible assets	245	2,801	2,593
Total operating expenses	63,602	58,549	60,967
Income (loss) from operations	(4,816)	6,003	6,820
Interest income (expense) and other, net	(149)	(148)	57
Income (loss) from continuing operations before provision for income taxes	(4,965)	5,855	6,877
Provision for income taxes	236	2,751	2,235
Income (loss) from continuing operations, net of tax	(5,201)	3,104	4,642
Loss from discontinued operations (including gain on disposal of $3,450), net of tax	(27,388)	(27,927)	(7,931)
Net loss	$(32,589)	$(24,823)	$(3,289)

Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.12)	$0.07	$0.12
Loss from discontinued operations	$(0.61)	$(0.63)	$(0.20)
Net loss	$(0.73)	$(0.56)	$(0.08)

Diluted net loss per share:
Income (loss) from continuing operations	$(0.12)	$0.07	$0.12
Loss from discontinued operations	$(0.61)	$(0.62)	$(0.20)
Net loss	$(0.73)	$(0.55)	$(0.08)

Shares used to compute per share amounts:
Basic	44,882	44,559	38,942
Diluted	44,882	45,016	39,625

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31	December 31
	2012	2011
ASSETS

Cash and investments	$16,711	$19,752
Accounts receivable, net	10,635	11,074
Inventories	10,560	8,896
Property and equipment, net	11,267	12,291
Goodwill	20,461	21,338
Other intangible assets	-	20,845
Other assets	3,345	2,622
Total assets	$72,979	$96,818

LIABILITIES

Accounts payable	$10,738	$7,134
Accrued compensation and benefits	4,493	3,586
Accrued commissions	817	632
Other accrued expenses	2,259	3,132
Short term note payable & capital lease obligations	-	5,115
Short term borrowings against line of credit	8,000	-
Long term borrowings against line of credit	-	2,000
Total liabilities	26,307	21,599

STOCKHOLDERS' EQUITY

Common stock, par value	45	45
Additional paid-in capital	189,444	185,323
Accumulated other comprehensive loss	(226)	(147)
Accumulated deficit	(142,591)	(110,002)
Total stockholders' equity	46,672	75,219
Total liabilities and stockholders' equity	$72,979	$96,818

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION 1
(unaudited, in thousands, except for per share data)
(not prepared in accordance with GAAP)

		Three Months Ended		Twelve Months Ended
	December 31	September 30	December 31	December 31,
	2012	2012	2011	2012	2011	2010
Income (Loss) From Continuing Operations Reconciliation
GAAP Income (Loss)	$(190)	$(3,304)	$1,228	$(5,201)	$3,104	$4,642
Acquisition and restructuring related costs	1,719	2,830	(1,397)	6,898	(507)	855
Share-based compensation	887	914	153	2,893	1,670	1,498
Amortization of purchased intangible assets	22	64	1,657	245	2,801	2,593
Non-GAAP Income (Loss)	$2,438	$504	$1,641	$4,835	$7,068	$9,588

Loss Per Share From Continuing Operations Reconciliation
GAAP Diluted Income (Loss) Per Share	$-	$(0.07)	$0.03	$(0.12)	$0.07	$0.12
Effect of acquisition and restructuring related costs	0.04	0.06	(0.03)	0.15	(0.01)	0.02
Effect of share-based compensation	0.02	0.02	-	0.06	0.04	0.04
Effect of amortization of purchased intangible assets	-	-	0.04	0.01	0.06	0.07
Non-GAAP Diluted Income Per Share	$0.06	$0.01	$0.04	$0.10	$0.16	$0.25

Operating Income (Loss) From Continuing Operations Reconciliation
GAAP Operating Income (Loss)	$(390)	$(2,313)	$2,151	$(4,816)	$6,003	$6,820
Share-based compensation - COGS	49	49	13	147	47	33
Share-based compensation - R&D	288	349	(103)	1,007	485	602
Share-based compensation - SG&A	550	516	243	1,739	1,138	863
Acquisition and restructuring related costs	1,719	2,830	(1,397)	6,898	(507)	855
Amortization of purchased intangible assets	22	64	1,657	245	2,801	2,593
Non-GAAP Operating Income (Loss)	$2,238	$1,495	$2,564	$5,220	$9,967	$11,766

Operating Expense From Continuing Operations Reconciliation
GAAP Operating Expenses	$14,074	$18,371	$13,183	$63,602	$58,549	$60,967
Share-based compensation - R&D	(288)	(349)	103	(1,007)	(485)	(602)
Share-based compensation - SG&A	(550)	(516)	(243)	(1,739)	(1,138)	(863)
Acquisition and restructuring related costs	(1,719)	(2,830)	1,397	(6,898)	507	(855)
Amortization of purchased intangible assets	(22)	(64)	(1,657)	(245)	(2,801)	(2,593)
Non-GAAP Operating Expenses	$11,495	$14,612	$12,783	$53,713	$54,632	$56,054

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31
	2012	2012	2011	2012	2011
Net Revenues by Geography
Americas	15%	18%	30%	16%	20%
Asia Pacific	70%	72%	61%	71%	68%
Europe	15%	10%	9%	13%	12%

	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31
	2012	2012	2011	2012	2011
Net Revenues by Type
PCI Express Revenue	69%	65%	57%	67%	55%
Connectivity Revenue	31%	35%	43%	33%	45%